Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-197130, 333-197128, and 333-197126) and Form S-8 (No. 333-181007, 333-175245 and 333-175244) of Marathon Petroleum Corporation of our report dated February 27, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/PricewaterhouseCoopers LLP

Toledo, Ohio
February 27, 2015